Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Melissa A. Rosal

U.S. Bank National Association

190 S. LaSalle Street, 7th Floor

Chicago, Illinois 60603

(312) 332-7496

(Name, address and telephone number of agent for service)

Each BANK OF AMERICA AUTO TRUST 20[    ]-[    ]

that issues notes under the registration statement

(issuer with respect to the Securities)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bank of America Corporate Center 100 N. Tryon Street Charlotte, NC	28255
(Address of Principal Executive Offices)	(Zip Code)

Asset Backed Notes

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4. A copy of the existing bylaws of the Trustee.**

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of September 30, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 10th of June, 2013.

By:	/s/ Melissa A. Rosal
Melissa A. Rosal
Vice President

Exhibit 2

[LOGO]

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF THE CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statues 324, et seq, as amended and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all nation banking associations.

2. “US. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

SEAL

IN TESTIMONY WHEREOF, today,

November 28, 2012, I have hereunto

Subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE AND FIDUCLARY POWERS

I, John Walsh Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statues 324, et seq, as amended and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all nation banking associations.

2. “US. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

SEAL

IN TESTIMONY WHEREOF, today,

March 19, 2012, I have hereunto

Subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 10, 2013

By:	/s/ Melissa A. Rosal
Melissa A. Rosal
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2013

($000’s)

3/31/2013
Assets
Cash and Balances Due From	$6,932,431
Depository Institutions
Securities	74,769,168
Federal Funds	45,892
Loans & Lease Financing Receivables	218,577,592
Fixed Assets	5,068,178
Intangible Assets	12,739,644
Other Assets	27,654,064

Total Assets	$345,786,969
Liabilities
Deposits	$251,849,922
Fed Funds	3,545,914
Treasury Demand Notes	0
Trading Liabilities	512,718
Other Borrowed Money	32,387,140
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	12,747,015

Total Liabilities	$305,779,029
Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	24,357,498
Minority Interest in Subsidiaries	$1,498,952

Total Equity Capital	$40,007,940
Total Liabilities and Equity Capital	$345,786,969